Exhibit 99.2

ADVANCED DRAINAGE SYSTEMS ACQUIRES INFILTRATOR WATER TECHNOLOGIES FROM ONTARIO TEACHERS’ PENSION PLAN

•	Builds on ADS’ existing water management solutions platform
•	Expands addressable opportunity into the attractive on-site septic business
•	Enhances sales growth, margins and cash flow generation
•	Aligns with ADS’ core growth strategies and commitment to innovation
•	Combines best-in-class polypropylene and polyethylene recycling capabilities

HILLIARD, Ohio – (August 1, 2019) – Advanced Drainage Systems, Inc. (NYSE: WMS) (“ADS” or the “Company”), a leading global manufacturer of water management products and solutions for commercial, residential, infrastructure and agricultural applications, today announced the acquisition of Infiltrator Water Technologies, a leader in on-site septic wastewater treatment for a purchase price of approximately $1.08 billion, from an affiliate of the Ontario Teachers’ Pension Plan and other stockholders.

“We are very excited to be joining forces with Infiltrator, a company we know well and have worked with over the years as one of our longstanding strategic partners,” said Scott Barbour, President and CEO of ADS. “Infiltrator is a natural fit for us and for our customers, aligning closely with our growth strategies while accelerating the key drivers of our three-year plan—sales growth, margin expansion and cash flow generation—that we announced at our Investor Day last year.  This acquisition will allow us to offer an enhanced suite of water management solutions to a broader set of customers and expand our addressable opportunity in the attractive and related on-site septic business.  We are excited to execute on best practices across our businesses, particularly in innovation, operational excellence, and recycling capabilities.  We look forward to working with the Infiltrator team to continue building on both companies’ strengths, as leaders in providing water management solutions for our customers.”

“This acquisition is a welcomed extension of our more than 15-year partnership built on mutual admiration and respect.  We have always shared a similar vision and core values, executed comparable conversion strategies to displace traditional materials, and remained committed to developing innovative, best-in-class products while maintaining a dedication to safety, operational excellence and sustainability through our recycling activities,” said Roy Moore, President and CEO of Infiltrator Water Technologies.  “We have appreciated our partnership with Ontario Teachers’ Pension Plan over the past four years, as we have executed against our value creation initiatives and are well-positioned for continued growth,”

Combination Benefits

Infiltrator is a leading national provider of plastic leach field chambers and systems, septic tanks and accessories, primarily for use in residential applications. Infiltrator products are used in on-site water

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treatment systems in the U.S. and Canada and generated approximately $275 million in revenue and $89 million in adjusted EBITDA during 2018. Infiltrator has been a longstanding supplier and customer of ADS for over 15 years.

This acquisition builds on ADS’ core strengths in water management by combining Infiltrator’s leading position in on-site septic wastewater management with ADS’ core stormwater-focused platform.  This extends ADS’ addressable opportunity into the attractive and related on-site septic business.  The on-site septic business shares similar conversion dynamics to ADS’ core stormwater business, with plastic septic chambers and tanks gaining share faster than traditional products.

The acquisition aligns with ADS’ core growth strategy, combining two companies with similar models, driving share gains with conversion from traditional materials.  Both companies are leaders in their industries, have strong distribution networks and highly technical sales and engineering teams.  The acquisition will add to the combined company’s distribution networks and increase availability of products to customers.

Lastly, the transaction brings together two companies committed to creating innovative water management solutions that preserve one of the planet’s most precious resource with a shared commitment to safety, operational excellence and sustainability. Infiltrator also brings significant recycled raw material sourcing capabilities, in both polypropylene and polyethylene, with 75% of their collective products sourced from recycled resin, which equates to approximately 150 million pounds of recycled plastic annually.

Transaction Details

Under the terms of the agreement, ADS paid a purchase price of approximately $1.08 billion, subject to various closing and post-closing adjustments.  The Company has initially funded the transaction with drawings under a Senior Secured Credit Facility arranged by Barclays and Morgan Stanley Senior Funding, Inc. The Company expects to refinance the Senior Secured Credit Facility through a combination of opportunistic capital markets transactions. ADS intends to utilize the strength of the combined cash flows to reduce leverage quickly and ultimately intends to return to its long-term target leverage of less than 3.0x within eighteen months.  On a pro forma basis for the Company’s fiscal year ended March 31, 2019, the combined companies would have had revenues of approximately $1.6 billion, Adjusted EBITDA margins of approximately 20.4% and free cash flow conversion of nearly 50%.  ADS’ management anticipates that this acquisition will be accretive to Adjusted EBITDA in year one, accretive to EPS in the first full year and yield approximately $20-$25 million in run-rate synergies by year three.

Barclays and Morgan Stanley & Co. LLC acted as financial advisors to the Company and Squire Patton Boggs acted as legal advisor to the company and Davis Polk acted as legal advisor to the ADS board of directors. RBC Capital Markets LLC and Deutsche Bank Securities, Inc. acted as financial advisors and Kirkland & Ellis acted as legal advisor to the Ontario Teachers’ Pension Plan.

About the Company

Advanced Drainage Systems is the leading manufacturer of high performance thermoplastic corrugated pipe, providing a comprehensive suite of water management products and superior drainage solutions for use in the construction and infrastructure marketplace. Its innovative products are used across a broad range of end markets and applications, including non-residential, residential, agriculture and infrastructure applications. The Company has established a leading position in many of these end markets by leveraging its national sales and distribution platform, overall product breadth and scale and manufacturing excellence. Founded in 1966, the Company operates a global network of approximately 55 manufacturing plants and over 30 distribution centers. To learn more about ADS, please visit the Company’s website at www.ads-pipe.com.

About Infiltrator Water Technologies

Infiltrator Water Technologies is a leading manufacturer of products for the water and wastewater industries.  For over 30 years, the company has been manufacturing a variety of innovative and environmentally friendly alternatives to traditional pipe and stone leach field and concrete septic wastewater components.  The company sells its products through wholesale distribution across the United States and Canada, for use on properties with on-site wastewater treatment systems.  Infiltrator is a leader in the use of post-consumer and post-industrial recycled plastics in the manufacturing of its products.  To learn more about Infiltrator, please visit the company’s website at www.infiltrator.com/about.

About Ontario Teachers’ Pension Plan

The Ontario Teachers’ Pension Plan is Canada’s largest single-profession pension plan, with $191.1 billion in net assets at December 31, 2018.  It holds a diverse global portfolio of assets, approximately 80% of which is managed in-house and has earned an annual total-fund net return of 9.7% since the plan’s founding in 1990.  Ontario Teachers’ is an independent organization headquartered in Toronto.  Its Asia-Pacific region office is located in Hong Kong and its Europe, Middle East and Africa region office is in London.  The defined-benefit plan, which is fully funded, invests and administers the pensions of the province of Ontario’s 327,000 active and retired teachers.  For more information, visit otpp.com.

Forward Looking Statements

Certain statements in this press release may be deemed to be forward-looking statements. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “confident” and similar expressions are used to identify these forward-looking statements. Factors that could cause actual results to differ from those reflected in forward-looking statements relating to our operations and business include: fluctuations in the price and availability of resins and other raw materials and our ability to pass any increased costs of raw materials on to our customers in a timely manner; volatility in general business and economic conditions in the markets in which we operate, including, without limitation, factors relating to availability of credit, interest rates, fluctuations in capital and business and consumer confidence; cyclicality and seasonality of the non-residential and residential construction markets and infrastructure spending; the risks of increasing competition in our existing and future markets, including competition from both manufacturers of high performance thermoplastic corrugated pipe and manufacturers of products using alternative materials; uncertainties surrounding the integration of acquisitions and similar transactions, including the recently completed acquisition of Infiltrator and the integration of Infiltrator; our ability to realize the anticipated benefits from the acquisition of Infiltrator; risks that the acquisition of Infiltrator and related transactions may involve unexpected costs, liabilities or delays; our ability to continue to convert current demand for concrete, steel and PVC pipe products into demand for our high performance thermoplastic corrugated pipe and Allied Products; the effect of weather or seasonality; the loss of any of our significant customers; the risks of doing business internationally; our ability to remediate the material weakness in our internal control over financial reporting, including remediation of the control environment for our joint venture affiliate ADS Mexicana, S.A. de C.V. as described in “Item 9A. Controls and Procedures” of our Annual Report on Form 10-K for the year ended March 31, 2019; the risks of conducting a portion of our operations through joint ventures; our ability to expand into new geographic or product markets, including risks associated with new markets and products associated with our recent acquisition of Infiltrator; our ability to achieve the acquisition component of our growth strategy; the risk associated with manufacturing processes; our ability to manage our assets; the risks associated with our product warranties; our ability to manage our supply purchasing and customer credit policies; the risks associated with our self-insured programs; our ability to control labor costs and to attract, train and retain highly-qualified employees and key personnel; our ability to protect our intellectual property rights; changes in laws and regulations, including environmental laws and regulations; our ability to project product mix; the risks associated with our current levels of indebtedness, including borrowings under our new Credit Agreement; the nature, cost and outcome of any future litigation and other legal proceedings, including any such proceedings related to our acquisition of Infiltrator, as may be instituted against the Company and others; fluctuations in our effective tax rate, including from the Tax Cuts and Jobs Act of 2017; changes to our operating results, cash flows and financial condition attributable to the Tax Cuts and Jobs Act of 2017; our ability to meet future capital requirements and fund our liquidity needs; the risk that additional information may arise that would require the Company to make additional adjustments or revisions or to restate the financial statements and other financial data for certain prior periods and any future periods; any delay in the filing of any filings with the Securities and Exchange Commission (“SEC”); the review of potential weaknesses or deficiencies in the Company’s disclosure controls and procedures, and discovering weaknesses of which we are not currently aware or which have not been detected; additional uncertainties related to accounting issues generally and the other risks and uncertainties described in the Company’s filings with the SEC. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor / Media Contact

Advanced Drainage Systems

Michael Higgins

Vice President, Corporate Strategy & Investor Relations

614-658-0050

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). ADS management uses non-GAAP measures in its analysis of its own performance.

Reconciliation of Non-GAAP Financial Measures

This press release includes references to Adjusted EBITDA, a non-GAAP financial measure. This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP. These measures are not intended to be substitutes for those reported in accordance with GAAP. Adjusted EBITDA may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

EBITDA and Adjusted EBITDA are non-GAAP financial measures that comprise net income before interest, income taxes, depreciation and amortization, stock-based compensation, non-cash charges and certain other expenses. The Company’s definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key metric used by management and the Company’s board of directors to assess financial performance and evaluate the effectiveness of the Company’s business strategies. Accordingly, management believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as the Company’s management and board of directors. In order to provide investors with a meaningful reconciliation, the Company has provided below reconciliations of Adjusted EBITDA to historical net income for IWT.

The table below presents a reconciliation of IWT’s historical net income to Adjusted EBITDA:

	Calendar Year
	2018	2017	2016
Net income (loss)	$ 9,820	$ 42,804	$ (6,386)
Depreciation and amortization	47,198	52,024	51,555
Interest expense	19,580	23,707	24,260
Income taxes	3,334	(40,142)	(86)
EBITDA	79,932	78,393	69,343
Loss on disposal of assets and costs from exit and disposal activities	23	82	-
Contingent consideration remeasurement	39	931	-
Stock-based compensation expense	936	733	283
Legal settlement	7,500	-	-
Transaction costs	252	-	-
Adjusted EBITDA	$ 88,682	$ 80,139	$ 69,626
Adjusted EBITDA Margin	32.2%	31.4%	29.8%

The table below presents a pro forma combined reconciliation of ADS’s and IWT’s historical net income to Adjusted EBITDA for the twelve months ended March 31, 2019.

	Twelve months ended March 31, 2019
	ADS	IWT	Adjustment/ Eliminations	Pro Forma
Pro Forma Net income (loss)	$ 81,466	$ 15,280	$ (43,919)	$ 52,827
Depreciation and amortization	71,900	46,559	10,537	128,996
Interest expense	18,618	20,812	49,102	88,532
Income taxes	30,049	4,210	(15,431)	18,828
Pro Forma EBITDA	202,033	86,861	289	289,183
Derivative fair value adjustments	634	-	-	634
Foreign currency transaction loss	314	-	-	314
Loss on disposal of assets and costs from exit and disposal activities	3,647	22	-	3,669
Unconsolidated affiliates interest, taxes, depreciation and amortization	1,463	-	-	1,463
Contingent consideration measurement	(6)	39	-	33
Stock-based compensation expense	6,532	985	-	7,517
ESOP deferred stock-based compensation	15,296	-	-	15,296
Executive retirement benefit	(178)	-	-	(178)
Restatement-related costs	(1,924)	-	-	(1,924)
Legal settlement	-	7,500	-	7,500
Strategic growth and operational improvement Initiatives	3,450	-	-	3,450
Transaction costs	699	252	(289)	662
Pro Forma Adjusted EBITDA	$ 231,960	$ 95,659	$ -	$ 327,619